As filed with the Securities and Exchange Commission on June 25, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SS&C Technologies Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0987913
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

80 Lamberton Road
Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)
2008 Stock Incentive Plan
(Full Title of the Plan)
William C. Stone
Chairman of the Board and Chief Executive Officer
SS&C Technologies Holdings, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
(Name and Address of Agent For Service)

(860) 298-4500
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share	Price	Fee
Common Stock, $0.01 par value per share	1,207,994 shares	$15.925(2)	$19,237,304.45(2)	$1,371.62

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on June 23, 2010.

Statement of Incorporation by Reference
This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 1,207,994 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of SS&C Technologies Holdings, Inc. (the “Registrant”) to be issued under the 2008 Stock Incentive Plan of the Registrant. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-165810, filed by the Registrant with the Securities and Exchange Commission on March 31, 2010.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 25th day of June, 2010.

SS&C TECHNOLOGIES HOLDINGS, INC.
By:	/s/ William C. Stone
William C. Stone
Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of SS&C Technologies Holdings, Inc., hereby severally constitute and appoint William C. Stone and Patrick J. Pedonti, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SS&C Technologies Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone William C. Stone	Chairman of the Board and Chief Executive Officer (Principal executive officer)	June 25, 2010

/s/ Patrick J. Pedonti Patrick J. Pedonti	Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)	June 25, 2010

/s/ Normand A. Boulanger Normand A. Boulanger	Director	June 25, 2010

/s/ Campbell R. Dyer Campbell R. Dyer	Director	June 25, 2010

/s/ William A. Etherington William A. Etherington	Director	June 25, 2010

/s/ Allan M. Holt Allan M. Holt	Director	June 25, 2010

/s/ Jonathan E. Michael Jonathan E. Michael	Director	June 25, 2010

/s/ Claudius E. Watts IV Claudius E. Watts IV	Director	June 25, 2010

INDEX TO EXHIBITS

Number		Description

4.1	(1)	Restated Certificate of Incorporation of the Registrant

4.2	(2)	Amended and Restated Bylaws of the Registrant

5		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2		Consent of PricewaterhouseCoopers LLP

24		Power of attorney (included on the signature pages of this registration statement)

99	(3)	2008 Stock Incentive Plan

(1)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043)

(2)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043)

(3)	Incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-143719)